Exhibit 99.1

NEWS RELEASE

Medgenics Promotes Brian Piper to Chief Financial Officer

PHILADELPHIA, PA (February 3, 2016) - Medgenics, Inc. (NYSE MKT: MDGN) today announced that Brian Piper will become the Company’s new Chief Financial Officer effective February 9, 2016. Mr. Piper joined Medgenics in April 2014 as Vice President of Finance and Investor Relations. During that time period, Mr. Piper was highly involved with the Company’s efforts to complete two successful equity offerings, raising approximately $70 million. The Company also announced today that Dr. John Leaman, the Company’s current Chief Financial Officer, will be leaving the Company effective February 9, 2016 to pursue other interests.

“The Board of Directors and I are excited to work with Brian in this new capacity,” stated Mike Cola, Chief Executive Officer of Medgenics. “Brian has played a large role in the transformation of Medgenics over the past two years. He has built out our Investor Relations function, and has developed important relationships with key stakeholders throughout the industry. He has also significantly advanced the Company’s financial systems and his keen strategic insight has made him an invaluable member of my senior management team.”

Prior to joining Medgenics, Mr. Piper worked at Shire Pharmaceuticals for 13 years in various finance and investor relations roles of increasing responsibility, as well as spending two years in Dublin, Ireland establishing Shire’s geographic expansion strategies. Prior to joining Shire, Mr. Piper worked at Celera Genomics and Otsuka Pharmaceuticals, Inc. He received a B.B.A. from the University of Notre Dame and an M.B.A. from the Robert H. Smith School of Business at the University of Maryland.

Announcing the departure of Dr. Leaman, Mr. Cola stated “The Board of Directors and I appreciate the significant contributions John has made over the past two years at Medgenics including his efforts in the completion of two significant equity fundraises and expansion of the company’s strategy toward genomic medicine through our CHOP collaboration. We wish him continued success as he begins the next chapter of his career.”

“The last two years at Medgenics has been an extraordinary experience,” said Dr. Leaman. “It has been a privilege to work with Mike, other members of the management team, and the Board during this period of transition for the company. With the company in a strong financial position, post the neuroFix acquisition and subsequent equity fund-raise, it is time for me to explore new career opportunities and challenges.”

About Medgenics, Inc.

Medgenics is dedicated to unlocking the potential of genomic medicine to identify and treat patients with life-altering conditions. Its efforts, including its internal research and development and ongoing sponsored research and licensing agreements with a well-respected pediatric academic medical center, give Medgenics the ability to focus on the underlying genetic pathway of pediatric diseases with the goal of finding therapeutic solutions for subpopulations of both children and adults living with rare and other difficult-to-treat diseases. Medgenics is the developer of TARGTTM (Transduced Autologous Restorative Gene Therapy), a proprietary platform for the sustained production and delivery of therapeutic proteins, monoclonal antibodies and peptides in patients using ex vivo gene therapy and their own tissue for the treatment of rare and orphan diseases. For more information, visit the Company's website at www.medgenics.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Company Contact:

Medgenics, Inc.

Brian Piper

Brian.piper@medgenics.com

Investor Contact:

Westwicke Partners

Chris Brinzey

339-970-2843

chris.brinzey@westwicke.com